Exhibit 99.1

Embarq Corporation
5454 West 110th Street
Overland Park, KS 66211
embarq.com

NEWS RELEASE

Media Contact:

Debra Peterson, 913-323-4881

debra.d.peterson@embarq.com

Investor Relations Contact:

Trevor Erxleben, 866-591-1964

investorrelations@embarq.com

EMBARQ Reports Third Quarter Results

Highlighted by Strong Cash Flow

Company Raises Full-Year Cash Flow Outlook

Overland Park, KS – October 27, 2008 – EMBARQ (NYSE: EQ) today reported results for the third quarter of 2008, which were highlighted by strong recurring cash flow, despite economic headwinds impacting subscriber and revenue numbers. The company reported third quarter revenue of $1.53 billion, operating income of $353 million, diluted earnings per share of $1.11 and cash flow before dividends of $242 million. Income and cash flow results were negatively impacted by charges associated with a reduction in the company’s workforce, which totaled $66 million or $0.29 per diluted share.

“As we have done consistently since our spin-off, we again demonstrated the stability of our cash flow in the third quarter,” said Tom Gerke, EMBARQ Chief Executive Officer. “Although evidence of the economic slowdown is apparent in our revenue numbers, we continue to diligently manage expenses and capital, enabling us to again raise our cash flow outlook for the year.”

Third Quarter Highlights

•	Cash flow before dividends increased 8.0% year-over-year to $242 million in the third quarter.

•	Data revenues surpassed $200 million for the first time in the third quarter.

•	High-speed Internet (HSI) revenue increased by 11.3% over the year ago period.

•	EMBARQ Wholesale Markets was selected by the Texas Department of Criminal Justice to provide calling services to state correctional facilities, EMBARQ’s sixth state correctional contract.

•	The company added a record 45,000 video subscribers during the quarter, finishing the period with 284,000 in total.

•

For consumers, the company introduced RescueITSM, a computer support service available to EMBARQ® HSI customers. The service includes PC tune-ups, hardware and software installation, security and virus support, new computer set-up, home networking, and troubleshooting.

•

EMBARQ® Business recently announced two new security solutions, EMBARQ® Managed Security Services, a suite that includes 24-hour monitoring and notification of security events, as well as EMBARQ Security Assessment Services, which evaluates customer networks for security vulnerabilities and provides recommendations for corrective action.

•

EMBARQ® Business and EMBARQ Wholesale Markets each received three customer-driven “best-in-class” awards from ATLANTIC-ACM®. Areas of recognition included customer service and timeliness of service provisioning.

Embarq Corporation (NYSE: EQ) Page 1 of 14

Financial Results

EMBARQ reported consolidated operating revenue of $1.53 billion for the third quarter, a decline of 4.3% from the prior year period. Revenue in the Logistics segment declined 3.3% year-over-year to $117 million.

Revenue in the Telecommunications segment declined 4.4% from the year ago period to $1.41 billion. The primary drivers of the revenue decline were an 8.6% decline in access lines, which led to an 8.7% decline in voice revenue, and a decline in wireless revenue resulting from the company’s decision to transition away from its wireless business. These factors were partially offset by year-over-year growth in data and high-speed Internet revenues of 3.6% and 11.3%, respectively.

Operating income was $353 million in the third quarter, compared to $363 million in the prior year period. In current and prior periods, operating income was impacted by the following items:

Increase (Decrease)	3Q-08	2Q-08	3Q-07
(in millions)
Spin-off related expenses	$0	$0	$(4)
Net wireless dilution	$(1)	$(3)	$(21)
Workforce reduction	$(66)	$(2)	$(33)
Gain from sale of real estate	$0	$9	$0

Diluted earnings per share increased 9.9% over the year ago period to $1.11 for the third quarter, which reflects the after tax impact of the items above. Earnings per share benefited from the company’s share repurchase program, which was completed in the third quarter.

During the quarter, the company purchased 2.22 million shares for approximately $100 million. In total, the company purchased 11.79 million shares, or 7.7% of shares outstanding at the end of 2007, to complete the $500 million repurchase program.

Capital Expenditures and Cash Flow

Net capital expenditures improved to $170 million in the period, compared to $193 million in the year-ago period.

Cash flow before dividends increased 8.0% over the prior year period to $242 million.

The company paid a dividend of $0.6875 per share in the quarter.

Subscriber Results

Access lines declined by 169,000 during the third quarter, ending the period at 5.85 million in total. This compares to decline of 130,000 lines in the prior year period.

The company added 24,000 high-speed Internet subscribers during the period, bringing its subscriber base to 1.39 million, an increase of 14.1% over the prior year.

Video net additions were a record 45,000 during the quarter, and the company ended the period with 284,000 of its customers subscribing to video services.

Embarq Corporation (NYSE: EQ) Page 2 of 14

2008 Outlook

The company revised its outlook for 2008, which was previously provided on July 29, 2008. Current expectations for the year are as follows:

•

In the near term, EMBARQ expects absolute access line losses to be somewhat higher than prior year levels, consistent with the company’s results in the first three quarters of 2008. Previously, the company expected line losses to be close to prior year levels.

•	The company now expects telecommunications revenue to be $5.66 to $5.70 billion. The previous range was $5.72 to $5.80 billion.

•	Net capital spending is now expected to be less than $710 million, an improvement from the previous outlook of less than $740 million.

•

Cash flow before dividends is expected to be between $1.05 and $1.07 billion, excluding the $66 million in workforce reduction-related charges the company recorded in the third quarter. This is an improvement from the previous range of $1.00 to $1.04 billion.

•	Including the $66 million in workforce reduction-related charges recorded in the third quarter, cash flow before dividends is expected to be $1.01 to $1.03 billion.

Other Information

Information about the proposed merger between EMBARQ and CenturyTel, Inc. can be found in a separate news release issued today.

Embarq Corporation (NYSE: EQ) Page 3 of 14

Cautionary Statement

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to EMBARQ’s outlook or expectations for earnings, revenues, expenses, depreciation and amortization, asset quality, access line declines, cash flow measures, customer growth, wireless dilution, or other future financial or business performance, strategies or expectations. The words “estimate,” “plan,” “project,” “forecast,” “expect,” “intend,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer retention, pricing, operating costs, technology, and the economic and regulatory environment.

Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include but are not limited to: the effects of vigorous competition in the markets in which we operate, including access line loss to cable operators and wireless providers; the impact of new, emerging and competing technologies on our business; the effect of changes in the legal and regulatory environment and the impact of compliance with regulatory mandates, including the FCC’s proposal regarding changes to intercarrier compensation and federal Universal Service Fund support; potential fluctuations in our financial performance, including revenues, capital expenditures and operating expenses; the impact of any adverse change in the ratings assigned to our debt by ratings agencies on the cost of financing or the ability to raise additional financing if needed; the effects of mergers, consolidations or other unexpected developments in the industries relevant to our operations; the failure to realize expected improvement in operating efficiencies; the costs and business risks with the development of new products and services; the uncertainties related to our investments in networks, systems and other businesses; the uncertainties related to the implementation of our business strategies; the inability of third parties to perform to our requirements under agreements related to our business operations; our ownership of or ability to license technology that may be necessary to expand our business offerings; restrictions in our patent agreement with Sprint Nextel; unexpected adverse results of legal proceedings involving our company; the impact of equipment failure or other breaches of network or information technology security; potential work stoppages; a determination by the IRS that the spin-off from Sprint Nextel should be treated as a taxable transaction; volatility and other market conditions in the equity and credit markets, including impacts on the stability of banks and other financial institutions; the effects of changes in both general and local economic conditions on the markets we serve, which can impact demand for our products and services; customer purchasing decisions; collectability of revenue; and, required levels of capital expenditures related to new construction of residences and businesses; the possible impact of adverse changes in political or other external factors over which we have no control, including hurricanes and other severe weather; and other risks referenced in our Annual Report on Form 10-K, including in Part I, Item 1A, “Risk Factors”, and from time to time in other filings of ours with the SEC.

Forward-looking statements speak only as of the date they were made, and EMBARQ undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this release. EMBARQ is not obligated to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this news release.

Embarq Corporation (NYSE: EQ) Page 4 of 14

Selected Financial Data (Unaudited) – Current Period Results Compared to Prior Year

Consolidated	3Q-08	3Q-07	Fav/(Unfav)
Net Operating Revenues
Voice	$960	$1,051	$(91)	-8.7%
Data	202	195	7	3.6%
High-speed Internet	138	124	14	11.3%
Wireless	13	15	(2)	-13.3%
Other services	64	61	3	4.9%

Service revenues	1,377	1,446	(69)	-4.8%

EMBARQ Logistics	117	121	(4)	-3.3%
Other product	31	27	4	14.8%

Product revenues	148	148	0	0.0%

Total Net Operating Revenues	1,525	1,594	(69)	-4.3%
Operating Expenses
Cost of services	421	417	(4)	-1.0%
Cost of products	137	149	12	8.1%
Selling, general and administrative	362	405	43	10.6%
Depreciation	252	260	8	3.1%

Total Operating Expenses	1,172	1,231	59	4.8%

Operating Income	$353	$363	$(10)	-2.8%
Interest expense	101	108	7	6.5%
Other expense (income), net	(1)	(2)	(1)	-50.0%

Income Before Taxes	$253	$257	$(4)	-1.6%
Income tax expense	93	100	7	7.0%

Net Income	$160	$157	$3	1.9%

Diluted Earnings Per Share	$1.11	$1.01	$0.10	9.9%

Telecom	3Q-08	3Q-07	Fav/(Unfav)
Net Operating Revenues
Voice	$960	$1,051	$(91)	-8.7%
Data	202	195	7	3.6%
High-speed Internet	138	124	14	11.3%
Wireless	13	15	(2)	-13.3%
Other services	64	61	3	4.9%

Service revenues	1,377	1,446	(69)	-4.8%
Product revenues	31	27	4	14.8%

Total Net Operating Revenues	1,408	1,473	(65)	-4.4%
Operating Expenses
Cost of services	422	417	(5)	-1.2%
Cost of products	30	41	11	26.8%
Selling, general and administrative	350	393	43	10.9%
Depreciation	251	257	6	2.3%

Total Operating Expenses	1,053	1,108	55	5.0%

Operating Income	$355	$365	$(10)	-2.7%

Logistics	3Q-08	3Q-07	Fav/(Unfav)
Net Operating Revenues	117	121	(4)	-3.3%
Operating Expenses
Cost of services & products	106	108	2	1.9%
Selling, general and administrative	12	12	0	0.0%
Depreciation	1	3	2	66.7%

Total Operating Expenses	119	123	4	3.3%

Operating Income	$(2)	$(2)	$0	0.0%

Embarq Corporation (NYSE: EQ) Page 5 of 14

Selected Financial Data (Unaudited) – Current Period Results Compared to Prior Quarter

Consolidated	3Q-08	2Q-08	Fav/(Unfav)
Net Operating Revenues
Voice	$960	$994	$(34)	-3.4%
Data	202	199	3	1.5%
High-speed Internet	138	137	1	0.7%
Wireless	13	17	(4)	-23.5%
Other services	64	60	4	6.7%

Service revenues	1,377	1,407	(30)	-2.1%

EMBARQ Logistics	117	110	7	6.4%
Other product	31	32	(1)	-3.1%

Product revenues	148	142	6	4.2%

Total Net Operating Revenues	1,525	1,549	(24)	-1.5%

Operating Expenses
Cost of services	421	381	(40)	-10.5%
Cost of products	137	132	(5)	-3.8%
Selling, general and administrative	362	361	(1)	-0.3%
Depreciation	252	247	(5)	-2.0%

Total Operating Expenses	1,172	1,121	(51)	-4.5%

Operating Income	$353	$428	$(75)	-17.5%
Interest expense	101	100	(1)	-1.0%
Other expense (income), net	(1)	(1)	0	0.0%

Income Before Taxes	$253	$329	$(76)	-23.1%
Income tax expense	93	123	30	24.4%

Net Income	$160	$206	$(46)	-22.3%

Diluted Earnings Per Share	$1.11	$1.38	$(0.27)	-19.6%

Telecom	3Q-08	2Q-08	Fav/(Unfav)
Net Operating Revenues
Voice	$960	$994	$(34)	-3.4%
Data	202	199	3	1.5%
High-speed Internet	138	137	1	0.7%
Wireless	13	17	(4)	-23.5%
Other services	64	60	4	6.7%

Service revenues	1,377	1,407	(30)	-2.1%
Product revenues	31	32	(1)	-3.1%

Total Net Operating Revenues	1,408	1,439	(31)	-2.2%

Operating Expenses
Cost of services	422	381	(41)	-10.8%
Cost of products	30	33	3	9.1%
Selling, general and administrative	350	355	5	1.4%
Depreciation	251	246	(5)	-2.0%

Total Operating Expenses	1,053	1,015	(38)	-3.7%

Operating Income	$355	$424	$(69)	-16.3%

Logistics	3Q-08	2Q-08	Fav/(Unfav)
Net Operating Revenues	117	110	7	6.4%

Operating Expenses
Cost of services & products	106	99	(7)	-7.1%
Selling, general and administrative	12	6	(6)	-100.0%
Depreciation	1	1	0	0.0%

Total Operating Expenses	119	106	(13)	-12.3%

Operating Income	$(2)	$4	$(6)	n/a

Embarq Corporation (NYSE: EQ) Page 6 of 14

Non-GAAP Definitions & Reconciliations

The following non-GAAP (generally accepted accounting principles) measures should be used in addition to, but not as a substitute for, the information provided in EMBARQ’s consolidated financial statements.

Net Debt

Net debt is consolidated debt, including current maturities, less cash and equivalents. EMBARQ believes that net debt provides useful information about its capital structure.

Reconciliation - Net Debt	3Q08	2Q08	3Q07
Current maturities	$2	$82	$99
Long-term debt	5,838	5,888	5,774
Less: Cash and equivalents	(83)	(50)	(10)

Net Debt	$5,757	$5,920	$5,863

Net Capital Expenditures

Net capital expenditures are capital expenditures less proceeds from construction reimbursements. EMBARQ believes that net capital expenditures provides useful information about the capital requirements of its operations.

Reconciliation - Net Capital Expenditures	3Q08	2Q08	3Q07
Capital expenditures	172	181	195
Less: Proceeds from construction reimbursements	(2)	(2)	(2)

Net Capital Expenditures	$170	$179	$193

Reconciliation - Net Capital Expenditures	Nine Months Ended September 30,
	2008	2007
Capital expenditures	532	566
Less: Proceeds from construction reimbursements	(6)	(7)

Net Capital Expenditures	$526	$559

Cash Flow Before Dividends

Cash flow before dividends is net cash provided by operating activities, excluding the effects of changes in assets and liabilities and other non-cash items, less net capital expenditures. EMBARQ believes that cash flow before dividends provides useful information about its capacity to return value to shareholders and reduce debt.

Reconciliation of Non-GAAP measure - Cash Flow before Dividends	3Q08	2Q08	3Q07
Net cash provided by operating activities	$530	$250	$522
Add: Changes in assets and liabilities, net of other non-cash items	(118)	203	(105)

Net Income excluding depreciation	412	453	417
Less: Net Capital expenditures	(170)	(179)	(193)

Cash Flow before Dividends	$242	$274	$224

Embarq Corporation (NYSE: EQ) Page 7 of 14

Reconciliation of Non-GAAP measure - Cash Flow before Dividends	Nine Months Ended September 30,
	2008	2007
Net cash provided by operating activities	$1,373	$1,227
Add: Changes in assets and liabilities, net of other non-cash items	(45)	60

Net Income excluding depreciation	1,328	1,287
Less: Net Capital expenditures	(526)	(559)

Cash Flow before Dividends	$802	$728

Because Embarq cannot accurately predict the level of cash flow from operating activities and proceeds from construction reimbursements, Embarq does not provide reconciliations to GAAP of its forward looking measures of cash flow before dividends and net capital expenditures.

Embarq Corporation (NYSE: EQ) Page 8 of 14

Other Financial Measures

Average Revenue per Household is calculated by dividing consumer revenues by average primary consumer access lines. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes Average Revenue per Household provides useful information concerning the success of its bundling initiatives and performance in attracting and retaining high value customers.

HSI Average Revenue per Subscriber is calculated by dividing high-speed Internet revenues by average high-speed Internet subscribers. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes HSI Average Revenue per Subscriber provides useful information concerning the appeal of its high-speed Internet pricing plans and performance in attracting and retaining high value customers.

About EMBARQ

Embarq Corporation (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of communications services. EMBARQ has operations in 18 states and is in the Fortune 500® list of America’s largest corporations.

For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network® — all on one monthly bill.

For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business Class High Speed Internet, wireless, satellite TV from DIRECTV®, enhanced data network services, voice and data communication equipment and managed network services.

For more information, visit embarq.com.

Embarq Corporation (NYSE: EQ) Page 9 of 14

Embarq Corporation

Consolidated Statements of Operations

($ in millions, except per share amounts)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net Operating Revenues
Service revenues	$1,377	$1,446	$4,217	$4,358
Product revenues	148	148	428	430

Total net operating revenue	1,525	1,594	4,645	4,788

Operating Expenses
Cost of services	421	417	1,192	1,238
Cost of products	137	149	407	418
Selling, general and administrative	362	405	1,081	1,204
Depreciation	252	260	750	794

Total Operating Expenses	1,172	1,231	3,430	3,654

Operating Income	353	363	1,215	1,134
Interest expense	101	108	305	328
Other (income) expense, net	(1)	(2)	(3)	(2)

Income Before Income Taxes	253	257	913	808
Income tax expense	93	100	335	315

Net Income	$160	$157	$578	$493

Basic Earnings Per Share	$1.12	$1.02	$3.92	$3.25

Basic weighted average shares	142.6	152.8	147.4	151.6

Diluted Earnings Per Share	$1.11	$1.01	$3.88	$3.21

Diluted weighted average shares	144.0	154.5	149.0	153.5

Embarq Corporation (NYSE: EQ) Page 10 of 14

Embarq Corporation

Condensed Consolidated Balance Sheets

($ in millions)

	September 30, 2008	December 31, 2007
	(unaudited)
Assets
Cash and equivalents	$83	$69
Accounts receivable, net	548	616
Inventories, net	116	138
Prepaid expenses and other current assets	182	163

Total current assets	929	986

Net property, plant and equipment	7,508	7,748
Prepaid pension asset	186	108
Other noncurrent assets	71	59

Total noncurrent assets	7,765	7,915

Total assets	$8,694	$8,901

Liabilities and stockholders’ equity
Current maturities of long-term debt	$2	$99
Accounts payable	303	387
Payroll and employee benefits	218	264
Accrued income taxes	40	27
Accrued operating taxes	110	97
Deferred revenue	190	202
Accrued interest	137	56
Other current liabilities	75	66

Total current liabilities	1,075	1,198

Long-term debt	5,838	5,779
Benefit plan obligations	317	320
Deferred income taxes	1,166	1,130
Other noncurrent liabilities	230	210

Total noncurrent liabilities	7,551	7,439

Stockholders’ equity
Common stock	2	2
Paid-in capital	(199)	(231)
Retained earnings	894	623
Accumulated other comprehensive income (loss)	(129)	(130)
Treasury stock, at cost	(500)	—

Total stockholders’ equity	68	264

Total liabilities and stockholders’ equity	$8,694	$8,901

Embarq Corporation (NYSE: EQ) Page 11 of 14

Embarq Corporation

Condensed Consolidated Statements of Cash Flows

($ in millions)

(unaudited)

	Nine Months Ended September 30,
	2008	2007
Operating Activities
Net income	$578	$493
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	750	794
Deferred and noncurrent income taxes	15	(18)
Provision for losses on accounts receivable	77	67
Stock-based compensation expense	35	46
Net losses (gains) on sales of assets	(9)	(7)
Other, net	40	32
Changes in assets and liabilities:
Accounts receivable	(3)	(72)
Inventories and other current assets	(13)	(17)
Accounts payable and other current liabilities	(18)	(24)
Noncurrent assets and liabilities, net	(79)	(67)

Net cash provided by operating activities	1,373	1,227

Investing Activities
Net capital expenditures	(526)	(559)
Proceeds from sales of assets	10	19

Net cash used by investing activities	(516)	(540)

Financing Activities
Changes in debt, net	(39)	(582)
Dividends paid to stockholders	(306)	(271)
Repurchase of common stock	(500)	(2)
Proceeds from common stock issued	13	105
Other, net	(11)	20

Net cash used by financing activities	(843)	(730)

Change in Cash and Equivalents	14	(43)

Cash and Equivalents at Beginning of Period	69	53

Cash and Equivalents at End of Period	$83	$10

Embarq Corporation (NYSE: EQ) Page 12 of 14

Embarq Corporation

Operating Statistics

(Revenues in millions; lines and subscribers in thousands)

(unaudited)

	3Q-08	2Q-08	1Q-08	2007	4Q-07	3Q-07	2Q-07	1Q-07
Service and Product Revenues
Voice	$960	$994	$1,024	$4,238	$1,032	$1,051	$1,071	$1,084
Data	202	199	198	765	193	195	188	189
High-speed Internet	138	137	133	489	128	124	121	116
Wireless	13	17	16	51	16	15	11	9
Other	64	60	62	243	59	61	63	60

Service revenues	1,377	1,407	1,433	5,786	1,428	1,446	1,454	1,458

Logistics	117	110	115	466	113	121	123	109
Other	31	32	23	113	36	27	28	22

Product revenues	148	142	138	579	149	148	151	131

Net operating revenues	$1,525	$1,549	$1,571	$6,365	$1,577	$1,594	$1,605	$1,589

Operating Unit Revenues
Consumer	$619	$641	$656	$2,655	$652	$658	$669	$676
Business	382	386	381	1,544	389	388	384	383
Wholesale	407	412	419	1,700	423	427	429	421

Telecommunications segment	1,408	1,439	1,456	5,899	1,464	1,473	1,482	1,480
Logistics segment	117	110	115	466	113	121	123	109

Net operating revenues	$1,525	$1,549	$1,571	$6,365	$1,577	$1,594	$1,605	$1,589

Access Lines
Consumer	3,894	4,029	4,172		4,272	4,345	4,461	4,588
Business	1,815	1,841	1,861		1,876	1,887	1,896	1,909
Wholesale	144	152	159		164	171	176	184

Total	5,853	6,022	6,192		6,312	6,403	6,533	6,681

Average Revenue per Household (HH)
Consumer revenue	$619	$641	$656		$652	$658	$669	$676
Average households	3,698	3,821	3,926		3,997	4,076	4,180	4,261

Monthly revenue per average HH	$55.80	$55.92	$55.70		$54.37	$53.81	$53.35	$52.88

High-speed Internet Lines
Consumer	1,177	1,155	1,132		1,074	1,017	963	916
Business	172	170	167		164	160	154	149
Wholesale	39	39	41		39	39	39	39

Total	1,388	1,364	1,340		1,277	1,216	1,156	1,104

HSI Average Revenue per Subscriber
High-speed Internet revenue	$138	$137	$133		$128	$124	$121	$116
Average HSI subscribers	$1,376	$1,352	$1,309		1,247	1,186	1,130	1,061

Monthly revenue per average subscriber	$33.43	$33.78	$33.87		$34.22	$34.85	$35.69	$36.44

Wireless Subscribers
Consumer	83	97	101		101	98	81	65
Business	9	10	11		11	10	8	6

Total	92	107	112		112	108	89	71

Entertainment Subscribers	284	239	217		200	190	178	170

Embarq Corporation (NYSE: EQ) Page 13 of 14

Embarq Corporation

Supplemental Cash Flow Data

($ in millions)

(unaudited)

Quarter Ended September 30, 2008
Operating Activities
Net income	$160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	252
Deferred and noncurrent income taxes	36
Provision for losses on accounts receivable	28
Stock-based compensation expense	13
Net losses (gains) on sales of assets	—
Other, net	14
Changes in assets and liabilities:
Accounts receivable	11
Inventories and other current assets	(9)
Accounts payable and other current liabilities	80
Noncurrent assets and liabilities, net	(55)

Net cash provided by operating activities	530

Investing Activities
Net capital expenditures	(170)
Proceeds from sales of assets	8

Net cash used by investing activities	(162)

Financing Activities
Changes in debt, net	(130)
Dividends paid to stockholders	(98)
Repurchase of common stock	(110)
Proceeds from common stock issued	3
Other, net	—

Net cash used by financing activities	(335)

Change in Cash and Equivalents	33
Cash and Equivalents at Beginning of Period	50

Cash and Equivalents at End of Period	$83

Embarq Corporation (NYSE: EQ) Page 14 of 14